Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into effective as of                          , 2010, (the "Effective Date"), between Banner Corporation, a Washington corporation (the "Company"), and                                  , a director of the Company ("Indemnitee").

R E C I T A L S

A.           Indemnitee is a director of the Company and in such capacity is performing valuable services for the Company.

B.           The Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors of corporations unless they are protected from financial exposure resulting from their service to such corporations, and due to the fact that the risk of such exposure frequently bears no reasonable relationship to the compensation of such directors.

C.           The Board of Directors (the "Board") has determined that the protections set forth herein are not only reasonable and prudent but also promote the best interests of the Company and its shareholders.

D.           The Company desires and has requested Indemnitee to serve or continue to serve as a director of the Company free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company.

E.           Indemnitee is not willing to serve, continue to serve or to provide additional service for or on behalf of the Company unless Indemnitee is furnished the protections provided for herein.

NOW, THEREFORE, in consideration of the recitals above, the mutual covenants and agreements set forth in this Agreement, and Indemnitee's service as a director both before and after the date hereof, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1.             INDEMNIFICATION

1.1           SCOPE.  The Company agrees to and shall hold harmless and indemnify Indemnitee to the full extent permitted by law against any Damages (as defined in Section 1.3) incurred by Indemnitee with respect to any Proceeding (as defined in Section 1.4) to which Indemnitee is or is threatened to be made a party or witness, notwithstanding that such indemnification is not specifically authorized by this Agreement, the Company's Articles of Incorporation (the "Articles") or the Company's Bylaws (the "Bylaws"), the Washington Business Corporation Act (the "Act") or otherwise.  Such right to indemnification shall be subject to the limitations on, and conditions for, indemnification found (a) in the Act as of the date of this Agreement and (b) elsewhere in this Agreement, including, but not limited to, Sections 6.1 and 6.2 hereof.  In the event of any change, after the date of this Agreement, in any applicable law, statute or rule issued pursuant to such law or statute regarding the right of the Company to indemnify Indemnitee, such changes, to the extent that they would expand Indemnitee's rights hereunder, shall be within the scope of Indemnitee's rights and the Company's obligations hereunder, and, to the extent that they would narrow Indemnitee's rights hereunder, shall be excluded from this Agreement; provided, however, that any change that is found in a final judgment, not subject to appeal, by a court of proper jurisdiction to be required by applicable laws, statutes or rules issued pursuant to such law or statute to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights hereunder.

1.2           NONEXCLUSIVITY.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled (and any failure to qualify for indemnification under this Agreement shall not be determinative of any such rights) under the Company's Articles, the Company's Bylaws, any vote of or resolution adopted by shareholders or disinterested directors, the Act or otherwise, whether as to actions or omissions by Indemnitee in Indemnitee's official capacity or otherwise.

1.3           INCLUDED COVERAGE.  If Indemnitee is made a party (or is threatened to be made a party) to, or is otherwise involved (including, but not limited to, as a witness) in any Proceeding, the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages and liabilities incurred in connection with such Proceeding, including but not limited to attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement and any other related expenses (collectively, "Damages").

1.4           DEFINITION OF PROCEEDING.  For purposes of this Agreement, "Proceeding" shall mean any actual, pending, threatened or completed investigation, mediation, arbitration, action, suit, claim or other proceeding (whether civil, criminal, administrative, regulatory or investigative and whether formal or informal) in which Indemnitee is, has been or becomes involved by reason of the fact that Indemnitee is or was at any time before on or after the Effective Date of this Agreement, a director of the Company or that, being or having been such a director, Indemnitee is or was serving by appointment or election by the Board, or otherwise at the request of the Company, as a director, officer, employee, trustee or agent of the Company or of another corporation or of a partnership, joint venture, trust or other enterprise (collectively, a "Related Company"), including but not limited to service with respect to any employee benefit plan, whether the basis of such investigation, action, suit, claim or proceeding is alleged action or omission by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an action to enforce this Agreement, "Proceeding" shall not include any investigation, mediation, arbitration, action, suit, claim or other proceeding instituted by or at the direction of Indemnitee unless such investigation, mediation, arbitration, action, suit, claim or other proceeding is or was authorized by the Board.

1.5           NOTIFICATION.  As promptly as reasonably practicable after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; provided, however, that failure to so notify the Company will relieve the Company from any liability that it may otherwise have to Indemnitee under this Agreement only if, and then solely to the extent that, such failure can be shown to have materially prejudiced the Company's ability to defend the Proceeding.

1.6           DETERMINATION OF ENTITLEMENT.  If a determination of Indemnitee's entitlement to indemnification is required pursuant to applicable law, (a) Indemnitee shall initially be presumed in all cases to be entitled to indemnification, and (b) unless the Company shall deliver to Indemnitee written notice of a determination that Indemnitee may not be entitled to indemnification within thirty (30) days after the Company's receipt of Indemnitee's notice pursuant to Section 1.5, Indemnitee shall conclusively be deemed to be entitled to such indemnification and the Company hereby agrees not to assert otherwise.  Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true.

1.7           PRESUMPTION AND EFFECT OF CERTAIN PROCEEDINGS.

A.           The Company shall have the burden of proof to overcome the presumption that Indemnitee is entitled to the protections provided for herein.

B.           The settlement or termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was lawful.

       1.8           SURVIVAL.  The indemnification and release provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director, officer, employee, trustee or agent of the Company or a Related Company.

2.            ADVANCEMENT OF EXPENSES

2.1           GENERALLY.  The protections provided for herein shall include the right to have the Company pay Indemnitee's attorneys' fees and other expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right is referred to hereinafter as an "Expense Advance").

2.2           CONDITIONS TO EXPENSE ADVANCE.  The Company's obligation to provide an Expense Advance is subject to the following conditions:

A.           UNDERTAKING.  Indemnitee or Indemnitee's representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee, to repay all Expense Advances if and to the extent that it shall ultimately be determined, by a final decision not subject to appeal rendered by a court having proper jurisdiction, that Indemnitee is not entitled to be indemnified for such Expense Advance under this Agreement or otherwise.

B.           AFFIRMATION.  If required under applicable law, Indemnitee shall furnish a written affirmation of Indemnitee's good faith belief that Indemnitee has met all applicable standards of conduct.

3.            PROCEDURES

3.1           ENFORCEMENT.  If a claim for indemnification made by Indemnitee hereunder is not paid in full within thirty (30) days, or a claim for an Expense Advance made by Indemnitee hereunder is not paid in full within thirty (30) days, after written notice of such claim is delivered to the Company, the parties agree Indemnitee's remedy at law will be inadequate and therefore in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement (any such action at law, in equity or for injunctive or mandatory relief, an "Enforcement Action").

3.2           PRESUMPTIONS.  The following presumptions (and limitations on presumptions) shall apply hereunder:

A.           The failure of the Company (including but not limited to the Board, independent or special legal counsel or the Company's shareholders) to make a determination prior to the commencement of an Enforcement Action that indemnification of Indemnitee is proper in the circumstances shall not be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and

B.           If Indemnitee is or was serving (i) as a director, officer, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held or controlled by the Company or in which the Company has otherwise made an investment, or (ii) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a majority-owned subsidiary of the Company is a general partner or has a majority ownership or control position or in which the Company has otherwise made an investment, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the request of the Company for all purposes hereunder.

3.3           ATTORNEYS' FEES AND EXPENSES FOR ENFORCEMENT ACTION.  If Indemnitee is required to bring an Enforcement Action, the Company shall pay, hold harmless and indemnify Indemnitee against all of Indemnitee's attorneys' fees and expenses in bringing and pursuing the Enforcement Action (including but not limited to attorneys' fees at any stage of the Enforcement Action, and on any appeal of such Enforcement Action).

4.           DEFENSE OF CLAIM

With respect to any Proceeding as to which Indemnitee has provided notice to the Company pursuant to Section 1.5:

4.1           The Company may participate therein at its own expense.

4.2           If: (a) the Company agrees, in writing, to provide the Indemnitee with all of the protections provided for herein with respect to the Proceeding; (b) the Company is able to demonstrate, to Indemnitee's reasonable satisfaction, that it is financially capable of providing Indemnitee with all of the protections provided for herein; (c) the Company retains counsel reasonably satisfactory to Indemnitee; and (d) there exists no material conflict of interest between the Indemnitee and any of the other parties to the Proceeding, then the Company, jointly with any other indemnifying party similarly notified, may assume the defense of the Proceeding for as long as the conditions in this sentence remain fulfilled.  After notice from the Company to Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal fees or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof.

4.3           The Company shall not be liable for any amounts paid in settlement of any Proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

4.4           The Company shall not settle any Proceeding in any manner which would impose any penalty, costs or Damages on Indemnitee without Indemnitee's prior written consent.

4.5           The Company shall make reasonable efforts to ensure that the terms of any settlement of any Proceeding to which Indemnitee is a party shall be subject to confidentiality obligations and that any such settlement does not admit Indemnitee's culpability with respect to the subject matter of the Proceeding without Indemnitee's prior written consent.

5.           DIRECTORS AND OFFICERS INSURANCE

5.1           To the extent that the Company maintains a policy or policies of insurance for directors and officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company ("D&O Insurance"), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.  For so long as Indemnitee is a director or officer of the Company, the Company shall use commercially reasonable efforts, as determined by a majority of the members of the Board, to maintain in effect D&O Insurance containing substantially the same terms and conditions as the D&O Insurance in effect at the time this Agreement is executed and delivered.  If such D&O Insurance is to be cancelled without being replaced, or the amount of coverage is to be reduced, or the deductible amount increased, then the Company shall provide Indemnitee written notice of such change at least 10 days prior to the effectiveness of such change.

5.2           Notwithstanding the foregoing or anything else contained in this Agreement, if any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires the legal right to elect a majority of the Board in a transaction or series of transactions that has not received the prior approval of the Board, the Company or its successor, as the case may be, shall, for a period of two years following the date that such legal right is acquired (the "Trigger Date"), maintain all D&O Insurance in effect prior to the Trigger Date that covers Indemnitee.

5.3           In the event of any payment under this Agreement by the Company, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall reasonably cooperate in the Company's action to secure such rights, including executing such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

5.4           The Company shall not be liable under this Agreement to make any payment of amounts otherwise payable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

6.           LIMITATION ON INDEMNIFICATION; MUTUAL ACKNOWLEDGMENT

6.1           No indemnification pursuant to this Agreement shall be provided by the Company on account of any suit in which a final, unappealable judgment for which there is no further right of appeal is rendered by a court having proper jurisdiction against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto.

6.2           Notwithstanding any other provision contained in this Agreement, the provisions of this Agreement are subject to the requirements, limitations and conditions set forth in state and federal laws, rules, regulations, or orders regarding indemnification, defense of claims and prepayment of legal fees and expenses, including, but not limited to, Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Federal Deposit Insurance Corporation's Rules and Regulations or any successor regulations thereto.

7.           SEVERABILITY

Any term or provision of this Agreement which is declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

8.           GOVERNING LAW; BINDING EFFECT; ASSUMPTION BY SUCCESSORS; AMENDMENT AND TERMINATION

8.1           This Agreement shall be interpreted and enforced in accordance with the laws of the State of Washington.

8.2           This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his or her spouse and marital community, Indemnitee's heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

8.3           In the event the Company or any successor (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) liquidates, dissolves or transfers all or substantially all of its assets to any person or entity, then, and in each case, proper provisions shall be made so that the successors of the Company assume the obligations set forth in this Agreement.

8.4           No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

8.5           No amendment, modification, repeal, termination or replacement of any part or all of the Company's Bylaws or Articles shall operate in any way to limit Indemnitee's rights under this Agreement.

8.6           Nothing in this Agreement shall confer upon Indemnitee the right to continue to serve as a director and/or officer of the Company.  If Indemnitee is an officer of the Company, then, unless otherwise expressly provided in a written employment agreement between the Company and Indemnitee, the employment of Indemnitee with the Company shall be terminable at will by either party.

8.7           Nothing in this Agreement is intended to require or shall be construed as requiring the Company to take or fail to take any action in violation of applicable law.  The Company's inability to perform its obligations under this Agreement pursuant to an unappealable judgment rendered by a court having proper jurisdiction shall not constitute a breach of this Agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first set forth above.

BANNER CORPORATION

By:    _______________________________________
Its __________________________________

INDEMNITEE

________________________________________

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